Exhibit 10.3

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of [_], 2024 by and between the individuals listed on Schedule 1 hereto (each, a “Contributing Party”) and FrontView Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Contributing Parties, the “Parties”). Capitalized terms used and otherwise not defined herein shall have the meanings ascribed to them in the Confidential Exchange Offer and Election Memorandum for Limited Partnership Interests of the Operating Partnership or Shares of Common Stock of Frontview REIT, Inc., dated as of December 19, 2023 (the “Exchange Offer Memorandum”). Reference is also made to that certain Limited Partnership Agreement of NADG NNN Property Fund LP, a Delaware limited partnership (“Fund REIT”), dated as of January 6, 2016, by and among NADG NNN Property Fund GP, LLLP, a Delaware limited liability limited partnership, and the persons admitted to Fund REIT as limited partners from time to time (the “Fund REIT Agreement”).

WHEREAS, each Contributing Party (i) holds Common Units (as defined in the Fund REIT Agreement) in Fund REIT in the amount set forth next to such Contributing Party’s name on Schedule 1 hereto, (ii) has made an election pursuant to the Consideration Election Form to contribute such Common Units to the Operating Partnership and receive either (x) operating partnership units of the Operating Partnership (“OP Units”) as its Consideration in connection with the Exchange Offer (such Contributing Parties, “OP Electing Contributing Parties”), or (y) Common Stock of FVR as its Consideration in connection with the Exchange Offer, (iii) has submitted a completed Investor Questionnaire to the Operating Partnership, (iv) has executed a Limited Power of Attorney granting Mr. Stephen Preston and Mr. Randall Starr (the “Attorneys in Fact”) with full power of substitution, as its true and lawful attorney and agent, to execute this Agreement and effectuate the Contributions (as defined below), and (v) has submitted a completed IRS Form W-9 to the Operating Partnership;

WHEREAS, FrontView REIT, Inc. has contributed Common Stock to the Operating Partnership in exchange for OP Units, which Common Stock will be used by the Operating Partnership as Consideration in connection with the Exchange Offer under this Agreement; and

WHEREAS, the Operating Partnership desires to accept the Contributions of Common Units and to issue OP Units and/or Common Stock to the Contributing Parties, as applicable, in respect thereof, in each case, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the covenants of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties agree as follows:

(1)          Contributions. Each Contributing Party hereby contributes, transfers, assigns and conveys to the Operating Partnership all of its right, title and interest in and to the Common Units set forth next to such Contributing Party’s name on Schedule 1 hereto (each, a “Contribution”), and the Operating Partnership hereby (i) accepts each such Contribution of Common Units as a capital contribution, and (ii) in respect of each Contribution, issues to each Contributing Party the number of OP Units and/or Common Stock set forth next to such Contributing Party’s name on Schedule 1 hereto.

(2)          Admission. In connection with the issuances of OP Units to the OP Electing Contributing Parties described in Section 1, (i) the Operating Partnership hereby admits each OP Electing Contributing Party as a limited partner in the Operating Partnership in accordance with the terms of that certain Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of the date hereof (the “OP LPA”), and (ii) each OP Electing Contributing Party hereby agrees to be bound by the terms of the OP LPA.

(3)          Representations.

(a)           Each Contributing Party hereby represents and warrants to the Operating Partnership, which representations and warranties shall survive the execution of this Agreement, that the conveyance by such Contributing Party to the Operating Partnership of its Common Units (as listed on Schedule 1 hereto) constitutes a conveyance of good and unencumbered title to such Common Units, free and clear of all liens, security interests, encumbrances and adverse claims of any kind and nature;

(b)           Each Party hereby represents and warrants to each other Party, which representations and warranties shall survive the execution of this Agreement, that (i) this Agreement has been duly executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, equitable principles and judicial discretion), and (ii) neither the execution and delivery of this Agreement, nor the performance by each Party of its obligations hereunder, has resulted or will result in any violation of, or constitute a default under, any agreement or any permit, judgment, decree or order to which such Party is a party or by which it is bound; and

(c)           Each Contributing Party is not a “foreign person” within the meaning of Section 1445 of the Code and the Treasury Regulations thereunder.

(4)          Further Assurances. Each of the Parties agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute and deliver, or to cause to be executed and delivered, all such instruments, and to take all such action, in order to effectuate the intent and purposes of, and to carry out the terms of, this Agreement.

(5)          Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and assigns.

(6)          Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each of the Parties and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other person or entity.

(7)          Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

(8)          Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without giving effect to any choice or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date and year first above written.

OPERATING PARTNERSHIP:

FRONTVIEW OPERATING PARTNERSHIP LP

By:	FRONTVIEW REIT, INC., its general partner

By:
Name:
Title:

CONTRIBUTING PARTIES:

[Signature Page to Contribution Agreement]

Schedule 1

Contributing Party Name	Common Units Contributed	OP Units Issued	Common Stock Issued